Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2, INCREMENTAL AMENDMENT NO. 2 AND REFINANCING TERM LOAN AMENDMENT NO. 3, dated as of April 8, 2014 (this “Agreement”), to the Credit Agreement dated as of November 20, 2007, as amended and restated as of March 20, 2012 (as further amended, supplemented or modified through the date hereof, the “Credit Agreement”), among DJO FINANCE LLC, a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC, a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Lenders”).

WHEREAS, the Company has requested that (a) the Credit Agreement be amended to, among other things, (i) modify certain of the terms of the Revolving Credit Commitments and the Revolving Credit Loans of each Revolving Credit Lender that approves this Agreement, (ii) modify the level of the financial covenant set forth in Section 7.11 thereof and (iii) provide that the dollar basket set forth in the definition of “Incremental Amount” be reset after giving effect to the incurrence of the Incremental Tranche B Term Loans (as defined below) as of the Second Amendment Effective Date (as defined below), (b) pursuant to Section 2.15 of the Credit Agreement, the persons set forth on Schedule I hereto under the caption “Refinancing Tranche B Term Lender” (the “Refinancing Tranche B Term Lenders”) make Refinancing Term Loans to the Company on the Second Amendment Effective Date in the aggregate principal amount of $851,245,245.47 (the “Refinancing Tranche B Term Loans”; the commitments to make such term loans, the “Refinancing Tranche B Term Commitments”), the Net Cash Proceeds of which shall be used to repay in full all Tranche B Term Loans outstanding on the Closing Date (the “Existing Tranche B Term Loans”) and to pay related fees and expenses incurred in connection with the transactions contemplated hereby and (c) pursuant to Section 2.14 of the Credit Agreement, the persons set forth on Schedule I hereto under the caption “Incremental Tranche B Term Lender” (the “Incremental Tranche B Term Lenders” and, together with the Refinancing Tranche B Term Lenders, the “New Tranche B Term Lenders”) make Incremental Term Loans to the Company on the Second Amendment Effective Date in an aggregate principal amount of $40,000,000 (the “Incremental Tranche B Term Loans” and, together with the Refinancing Tranche B Term Loans, the “New Tranche B Term Loans”; the commitments to make the Incremental Tranche B Term Loans, the “Incremental Tranche B Term Commitments”), the Net Cash Proceeds of which shall be used (i) to prepay outstanding Revolving Credit Loans on the Closing Date (but not, for the avoidance of doubt, to reduce Revolving Credit Commitments in respect thereof) in an aggregate principal amount equal to the lesser of (A) the Net Cash Proceeds of the Incremental Term Loan Facility and (B) the aggregate principal amount of all Revolving Credit Loans then outstanding and (ii) to the extent any excess Net Cash Proceeds are available after such prepayment, for general corporate purposes of the Borrower, including the payment of fees and expenses payable in connection with the New Tranche B Term Loans;

WHEREAS, upon the Second Amendment Effective Date, certain of the terms applicable to the Revolving Credit Loans of each Revolving Credit Lender that approves this Agreement by executing and delivering a signature page to this Agreement designating itself as an “Repricing Revolving Credit Lender” (each, a “Repricing Revolving Credit Lender”; the Revolving Credit Loans of each such Repricing Revolving Credit Lender, the “Repriced Revolving Credit

Loans” and the Revolving Credit Commitments of each such Repricing Revolving Credit Lender, the “Repriced Revolving Credit Commitments”; each Revolving Credit Lender that does not so approve this Agreement, a “Non-Repricing Revolving Credit Lender”) will be amended as further set forth herein;

WHEREAS, upon the Second Amendment Effective Date, (i) each Person that executes and delivers a signature page to this Agreement designating itself as a “Refinancing Tranche B Term Lender” shall have the Refinancing Tranche B Term Commitment set forth opposite its name on Schedule I hereto and (ii) each Person that executes and delivers a signature page to this Agreement designating itself as an “Incremental Tranche B Term Lender” shall have the Incremental Tranche B Term Commitment set forth opposite its name on Schedule I hereto;

WHEREAS, the Refinancing Tranche B Term Lenders are willing to make the Refinancing Tranche B Term Loans to the Company on the Second Amendment Effective Date, the Incremental Tranche B Term Lenders are willing to make the Incremental Tranche B Term Loans to the Company on the Second Amendment Effective Date, and each of the Required Lenders and the Repricing Revolving Credit Lenders are willing to agree to the amendments to the Credit Agreement provided for herein, in each case on the terms and subject to the conditions set forth herein and in the Credit Agreement; and

WHEREAS, Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Wells Fargo & Company, Macquarie Capital (USA) Inc., RBC Capital Markets and Natixis, New York Branch will act as joint lead arrangers and joint bookrunners for the Refinancing Tranche B Term Loans and the Incremental Tranche B Term Loans.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The provisions of Section 1.02 of the Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Loans and Commitments of Repricing Revolving Credit Lenders. Subject to the terms and conditions set forth herein and in the Credit Agreement, effective as of the Second Amendment Effective Date (a) each Revolving Credit Lender that is a Repricing Revolving Credit Lender shall continue to be a Class A-2 Revolving Credit Lender under the Credit Agreement (as amended hereby), and its Revolving Credit Commitment and Revolving Credit Loans shall continue to be a Class A-2 Revolving Credit Commitment and Class A-2 Revolving Credit Loans thereunder, respectively, and (b) each Non-Repricing Revolving Credit Lender shall be redesignated as a Class A-1 Revolving Credit Lender under the Credit Agreement (as amended hereby), and its Revolving Credit Commitment and Revolving Credit Loans shall be redesignated as a Class A-1 Revolving Credit Commitment and Class A-1 Revolving Credit Loans thereunder, respectively. For the avoidance of doubt, all Revolving Credit Loans (to the extent in excess of the aggregate principal amount thereof required to be prepaid pursuant to the terms hereof) and Letters of Credit outstanding as of the Second Amendment Effective Date may remain outstanding, with only the Applicable Rate with respect to the Revolving Credit Loans and Letter of Credit fees of the Repricing Revolving Credit Lenders (who will continue to constitute Class A-2 Revolving Credit Lenders) being modified as set forth herein.

SECTION 3. Refinancing Tranche B Term Loans. (a) Subject to the terms and conditions set forth herein and in the Credit Agreement (as amended hereby), each Refinancing Tranche B Term Lender agrees, severally and not jointly, to make Refinancing Tranche B Term Loans to the Company on the Second Amendment Effective Date in the amount set forth opposite such Refinancing Tranche B Term Lender’s name on Schedule I hereto.

(b) The Refinancing Tranche B Term Loans shall have the terms set forth in the Credit Agreement (as amended hereby) for Tranche B Term Loans and, unless the context shall otherwise require, as used in the Credit Agreement (as amended hereby), the term “Tranche B Term Loans” shall refer to the Refinancing Tranche B Term Loans. Unless the context shall otherwise require, each Refinancing Tranche B Term Lender shall constitute a Refinancing Term Lender, a Tranche B Term Lender, a Term Lender and a Lender under the Credit Agreement (as amended hereby), and its Refinancing Tranche B Term Loans shall constitute Refinancing Term Loans, Tranche B Term Loans and Term Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

(c) Unless previously terminated, the Refinancing Tranche B Term Commitments shall terminate upon the making of the Refinancing Tranche B Term Loans on the Second Amendment Effective Date.

(d) The Net Cash Proceeds of the Refinancing Tranche B Term Loans shall be used by the Company to repay in full all outstanding Existing Tranche B Term Loans, together with all amounts required to be paid by it in connection therewith.

SECTION 4. Incremental Tranche B Term Loans. Subject to the terms and conditions set forth herein and in the Credit Agreement (as amended hereby), each Incremental Tranche B Term Lender agrees, severally and not jointly, to make Incremental Tranche B Term Loans to the Company on the Second Amendment Effective Date in the amount set forth opposite such Incremental Tranche B Term Lender’s name on Schedule I hereto.

(a) The Incremental Tranche B Term Loans shall constitute additional Tranche B Term Loans under the Credit Agreement (as amended hereby) and shall be part of the same Class of Loans as, and not a separate Class of Loans from, the Tranche B Term Loans (which for greater certainty, as of the Closing Date shall consist solely of the Refinancing Tranche B Term Loans and the Incremental Tranche B Term Loans). Unless the context shall otherwise require, each Incremental Tranche B Term Lender shall constitute an Incremental Term Lender, a Tranche B Term Lender, a Term Lender and a Lender under the Credit Agreement (as amended hereby), and its Incremental Tranche B Term Loans shall constitute Incremental Term Loans, Tranche B Term Loans and Term Loans, in each case for all purposes of the Credit Agreement (as amended hereby) and the other Loan Documents.

(b) Unless previously terminated, the Incremental Tranche B Term Commitments shall terminate upon the making of the Incremental Tranche B Term Loans on the Second Amendment Effective Date.

(c) The Net Cash Proceeds of the Incremental Tranche B Term Loans shall be used by the Company (i) to prepay Revolving Credit Loans outstanding on the Closing Date (but not, for the avoidance of doubt, to reduce Revolving Credit Commitments in respect thereof) in an aggregate principal amount equal to the lesser of (A) the Net Cash Proceeds of the Incremental Term Loan Facility and (B) the aggregate principal amount of all Revolving Credit Loans then outstanding and (ii) to the extent any excess Net Cash Proceeds are available after such prepayment, for general corporate purposes of the Borrower, including the payment of fees and expenses.

SECTION 5. Amendments to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order therein:

“Second Amendment” means Amendment No. 2, Incremental Amendment No. 2 and Refinancing Term Loan Amendment No. 3 dated as of April 8, 2014, among the Company, Holdings, each other Loan Party, the Administrative Agent, the Refinancing Tranche B Term Lenders party thereto, the Incremental Tranche B Term Lenders party thereto and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning assigned to the term “Second Amendment Effective Date” in the Second Amendment.

(b) The definition of the term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating the first paragraph thereof as follows:

“Applicable Rate” means a percentage per annum equal to (a) with respect to any Class A-1 Revolving Credit Loan, commitment fees or Letter of Credit fees, the following percentages per annum (or, in the case of any Letter of Credit fee, the following percentages per annum less the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Class A-1 Revolving Credit Loans and Letter of Credit Fees	Base Rate for Class A-1 Revolving Credit Loans	Commitment Fee Rate
1	> 5.0:1.0	3.75%	2.75%	0.50%
2	< 5.0:1.0 but > 4.0:1.0	3.50%	2.50%	0.375%
3	< 4.0:1.0	3.25%	2.25%	0.375%

(b) with respect to any Class A-2 Revolving Credit Loan, commitment fees or Letter of Credit fees, the following percentages per annum (or, in the case of any Letter of Credit fee, the following percentages per annum less the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Class A-2 Revolving Credit Loans and Letter of Credit Fees	Base Rate for Class A-2 Revolving Credit Loans	Commitment Fee Rate
1	> 5.0:1.0	3.25%	2.25%	0.50%
2	< 5.0:1.0 but > 4.0:1.0	3.00%	2.00%	0.375%
3	< 4.0:1.0	2.75%	1.75%	0.375%

and (c) with respect to any Tranche B Term Loan, (i) for Base Rate Loans, 2.25% and (ii) for Eurodollar Rate Loans, 3.25%.”

(c) The definition of the term “Class A-1 Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “First Amendment Effective Date” in the last sentence thereof with the words “Second Amendment Effective Date”.

(d) The definition of the term “Class A-2 Revolving Credit Commitment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “First Amendment Effective Date” in the last sentence thereof with the words “Second Amendment Effective Date”.

(e) The definition of the term “Incremental Amount” set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the words “First Amendment Effective Date” in clause (a)(i) thereof with the words “Second Amendment Effective Date (for the avoidance of doubt, after giving effect to the incurrence of the Incremental Term Loans made to the Company on the Second Amendment Effective Date pursuant to the Second Amendment)”.

(f) The definition of the term “Tranche B Term Loans” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Tranche B Term Loans” means the Refinancing Term Loans and the Incremental Term Loans made to the Company on the Second Amendment Effective Date pursuant to the Second Amendment. The aggregate principal amount of the Tranche B Term Loans on the Second Amendment Effective Date was $891,245,245.47.

(g) Section 2.05(e) of the Credit Agreement is hereby amended by replacing the words “First Amendment Effective Date” therein with the words “Second Amendment Effective Date”.

(h) Section 2.06(b) of the Credit Agreement is hereby amended by (i) replacing the word “and” in the second sentence thereof with a comma and (ii) inserting the words “and the Term Commitment of each Tranche B Term Lender on the Second Amendment Effective Date shall terminate as provided in the Second Amendment” immediately before the period at the end of the second sentence thereof.

(i) Section 2.07(a) of the Credit Agreement is hereby amended by (i) replacing “March 31, 2013” therein with “June 30, 2014” and (ii) replacing the words “First Amendment Effective Date” therein with the words “Second Amendment Effective Date”.

(j) Section 7.02 of the Credit Agreement is hereby amended by (i) inserting the clause designator “(x)” immediately before the words “no Investment” in the proviso at the end thereof and (ii) inserting the following new clause (y) immediately before the period at the end thereof:

“and (y) during the period beginning on the Second Amendment Effective Date and ending on the first anniversary of the Second Amendment Effective Date, no more than 50% of the Revolving Credit Commitments may be utilized (whether in the form of Revolving Credit Loans, Swing Line Loans or otherwise), directly or indirectly, to fund the Permitted Acquisition of, or other Investment in, Persons that are not, and do not as a result of such Permitted Acquisition or other Investment become, Loan Parties.”

(k) Section 7.06(h) of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

“ provided that during the period beginning on the Second Amendment Effective Date and ending on the first anniversary of the Second Amendment Effective Date, no Restricted Payments may be made pursuant to this Section 7.06(h).”

(l) Section 7.11 of the Credit Agreement is hereby amended by (i) replacing the ratio “4.25:1” and “4.25:1.00” in each instance in which it appears therein with the ratio “4.75:1” and (ii) replacing “March 31, 2013” in the parenthetical therein with “March 31, 2014”.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings, the Company and each other Loan Party represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement and the transactions contemplated hereby: (a) the representations and warranties of the Company and each other Loan Party set forth in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (b) no Default exists or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Refinancing Term Loans or the application of proceeds thereof.

SECTION 7. Other Agreements. The parties hereto hereby agree that this Agreement shall constitute (a) the notice with respect to the establishment of Refinancing Term Loans required pursuant to Section 2.15(a) of the Credit Agreement, and the Administrative Agent hereby waives compliance with the requirements with respect to the date on which such notice was required to be delivered pursuant thereto and (b) the notice with respect to the establishment of Incremental Term Loans required pursuant to Section 2.14(a) of the Credit Agreement.

SECTION 8. Effectiveness. This Agreement and the obligations of the Refinancing Tranche B Term Lenders to make Refinancing Tranche B Term Loans and of the Incremental Tranche B Term Lenders to make Incremental Tranche B Term Loans shall become effective as of the date (the “Second Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) Holdings, (ii) the Company, (iii) each Subsidiary Guarantor, (iv) each Refinancing Tranche B Term Lender, (v) each Incremental Tranche B Term Lender, (vi) the Required Lenders and (vii) each Repricing Revolving Credit Lender;

(b) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Agreement, the borrowing of the New Tranche B Term Loans and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a favorable legal opinion, dated as of the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders from each of (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, (B) Faegre Baker Daniels LLP, Minnesota counsel to certain Loan Parties, (C) Rice Silbey, Reuter & Sullivan, LLP, Nevada counsel to certain Loan Parties, (D) Reinhart Boerner Van Deuren s.c., Wisconsin counsel to certain Loan Parties and (E) Moore & van Allen, North Carolina counsel to certain Loan Parties;

(d) (i) The Administrative Agent shall have received (x) a Loan Notice with respect to the New Tranche B Term Loans setting forth the information specified in Section 2.02 of the Credit Agreement, (y) a notice of prepayment with respect to the prepayment of the Existing Tranche B Term Loans required to be made pursuant to Section 2.05(d) of the Credit Agreement (the “Term Loan Prepayment”) and (z) a notice of prepayment with respect to the prepayment of Revolving Credit Loans in an aggregate principal amount equal to not less than the Net Cash Proceeds of the Incremental Tranche B Term Loans (the “Revolving Credit Loan Prepayment”) and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Company shall have made the Term Loan Prepayment and the Revolving Credit Loan Prepayment and shall have paid all amounts required to be paid by it in connection therewith;

(e) Both before and after giving effect to this Agreement and the borrowing of the New Tranche B Term Loans on the Second Amendment Effective Date, each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Credit Agreement shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 of the Credit Agreement shall be deemed to refer to the Second Amendment Effective Date), and the Administrative Agent shall have received a certificate, dated the Second Amendment Effective Date and signed by the chief financial officer of the Company, certifying as to the foregoing;

(f) The Administrative Agent shall have received a certificate of the Chief Financial Officer of the Company certifying that on the Second Amendment Effective Date after giving effect to the transactions contemplated hereby, the Loan Parties, on a consolidated basis, are Solvent;

(g) The Administrative Agent and the Lenders shall have received, to the extent reasonably requested at least five Business Days prior to the Second Amendment Effective Date, all documentation and other information with respect to the Company and the other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act; and

(h) the Administrative Agent shall have received payment of all fees and other amounts due and payable on or prior to the Second Amendment Effective Date and to the extent invoiced at least one Business Day prior to the Second Amendment Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Company hereunder or any other Loan Document.

The Administrative Agent shall notify the Company and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 9. Reaffirmation of Guaranty and Security. The Company and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, including the Repriced Revolving Credit Commitments and the extensions of credit thereunder, the Refinancing Tranche B Term Commitments, the New Tranche B Term Commitments and the New Tranche B Term Loans.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.17 and 10.18 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 13. No Novation; Effect of this Agreement. This Agreement shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Second Amendment Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the

Company under the Credit Agreement or the Company or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Agreement shall constitute a Refinancing Term Loan Amendment, an Incremental Amendment and a Loan Document for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

DJO FINANCE LLC

By
/s/ DONALD M. ROBERTS
Name: Donald M. Roberts
Title: Executive Vice President, Secretary and General Counsel

DJO HOLDINGS LLC

By
/s/ DONALD M. ROBERTS
Name: Donald M. Roberts
Title: Executive Vice President, Secretary and General Counsel

DJO FINANCE CORPORATION DJO, LLC ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. ENCORE MEDICAL ASSET CORPORATION ELASTIC THERAPY, LLC RIKCO INTERNATIONAL, LLC

By
/s/ DONALD M. ROBERTS
Name: Donald M. Roberts
Title: Executive Vice President, Secretary and General Counsel

ENCORE MEDICAL L.P.

By	Encore Medical GP, LLC

/s/ DONALD M. ROBERTS
Name: Donald M. Roberts
Title: Executive Vice President, Secretary and General Counsel

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Refinancing Tranche B Term Lender and Incremental Tranche B Term Lender

By
/s/ JUDITH SMITH
Name: Judith Smith
Title: Authorized Signatory

By
/s/ MICHAEL D’ONOFRIO
Name: Michael D’Onofrio
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 2 AND REFINANCING TERM LOAN AMENDMENT NO. 3 DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE DJO FINANCE LLC CREDIT AGREEMENT

The undersigned Revolving Credit Lender, by executing this signature page as a Repricing Revolving Credit Lender, agrees to the terms of this Agreement and consents to all of the amendments to the Credit Agreement effected hereby, including the amendments to the terms thereof setting forth the rate of interest applicable to its Revolving Credit Loans.

Name of Repricing Revolving Credit Lender: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By
/s/ JUDITH SMITH
Name: Judith Smith
Title: Authorized Signatory

For any Repricing Revolving Credit Lender requiring a second signature line:

By
/s/ MICHAEL D’ONOFRIO
Name: Michael D’Onofrio
Title: Authorized Signatory

SCHEDULE I

New Tranche B Term Loan Commitments

New Tranche B Term Lender	Refinancing Tranche B Term Commitment	Incremental Tranche B Term Commitment	Total New Tranche B Term Loan Commitment
Credit Suisse AG,Cayman Islands Branch	$851,245,245.47	$40,000,000.00	$891,245,245.47
TOTAL	$851,245,245.47	$40,000,000.00	$891,245,245.47